EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Brookdale Senior Living Inc. (the ‘‘Company’’) for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), Mark J. Schulte, as Co-Chief Executive Officer of the Company, W. E. Sheriff, as Co-Chief Executive Officer of the Company and R. Stanley Young, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark J. Schulte
Name: Mark J. Schulte Title: Co-Chief Executive Officer Date: November 14, 2006
/s/ W. E. Sheriff
Name: W. E. Sheriff Title: Co-Chief Executive Officer Date: November 14, 2006
/s/ R. Stanley Young
Name: R. Stanley Young Title: Chief Financial Officer Date: November 14, 2006